Exhibit 99.10

WESTERN SIZZLIN CORPORATION

THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Western Sizzlin Corporation is conducting a rights offering (the “Rights Offering’) which entitles the holders of the Company’s common stock as of the close of business on                      , 2006 (the “Record Date”), to receive one subscription right (“Subscription Right”) for each share of Common Stock held of record. Holders of Subscription Rights are entitled to subscribe for and purchase one share of Common Stock for every two Subscription Rights (the “Basic Subscription Privilege”) at a subscription price of $7.00 per share. Stockholders who exercise their Basic Subscription Privilege in full will be entitled to purchase additional shares pro rata, based on the number of shares purchased through the Basic Subscription Privilege in proportion to the total number of shares that the holder and other oversubscribing holders purchased through the Basic Subscription Privilege (the “Oversubscription Privilege”). The maximum number of shares that a holder may purchase the Oversubscription Privilege is equal to the number of shares such holder purchased under the Basic Subscription Privilege.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated                      , 2006 (the “Prospectus”), which is incorporated herein by reference. Copies of the Prospectus are available upon request from Morrow & Co., Inc. (toll free 800-607-0088).

I hereby irrevocably subscribe for the number of shares of Common Stock indicated on this Subscription Certificate upon the terms and conditions specified in the Prospectus. Receipt of the Prospectus is hereby acknowledged.

PLEASE COMPLETE THE BACK IF YOU WOULD LIKE TO TRANSFER OWNERSHIP OR REQUEST SPECIAL HANDLING.

1. SIGNATURE: This form MUST be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature of Shareholder Date Daytime Telephone #

Signature of Shareholder Date Daytime Telephone #

2	SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is INCORRECT or if the space is BLANK, write in the CORRECT number here. / / / / / / / / /

Under penalties of perjury, I certify that:

Under 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), AND

2. I am not subject to backup withholding because: (A) I am exempt from backup withholding, or (B) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified me that I am no longer subject to backup withholding, AND

3. I am a U.S. person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:	Date:

SEE INSTRUCTIONS ON THE REVERSE SIDE

3 /   / BASIC SHARES TO SUBSCRIBE

/   /   /   /   /   /   /   /   /

WHOLE SHARES

4 /   / OVERSUBSCRIPTION FOR SHARES

/   /   /   /   /   /   /   /   /

WHOLE SHARES

ENCLOSED IS MY PAYMENT FOR $

SUBSCRIPTION CERTIFICATE NUMBER		CUSIP NUMBER

BASIC SHARES TO SUBSCRIBE	RIGHTS	RECORD DATE SHARES

WESTERN SIZZLIN CORPORATION

SUBSCRIPTION FOR RIGHTS OFFERING

RECORD DATE

A.                                      Number of shares of Common Stock subscribed for through the Basic Subscription Privilege (not to exceed one share for every two Subscription Rights held):                  shares of Common Stock

B.                                      Number of shares of Common Stock subscribed for through the Oversubscription Privilege (not to exceed the number of shares subscribed for through the Basic Subscription Privilege):                       shares of Common Stock

C.                                        Total Subscription Price (sum lines A and B multiplied by $7.00): $

D.                                       Method of Payment:

Certified or cashier’s check, money order, or personal check if $500.00 or less, payable to Continental Stock Transfer & Trust Company.

Wire transfer from                   (name of bank). Wire transfer instructions are as follows:

JPMorgan Chase
ABA# 021000021
For the account of Continental Stock Transfer & Trust Company as agent for
Western Sizzlin Corporation Account No.

SUBSCRIPTION TO PURCHASE COMMON STOCK OF

WESTERN SIZZLIN CORPORATION

RETURN TO:

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier:	By Hand:

Continental Stock Transfer & Trust Company	Continental Stock Transfer & Trust Company	Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor	17 Battery Place, 8th Floor	17 Battery Place, 8th Floor
New York, NY 10004	New York, NY 10004	New York, NY 10004

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M.,                         TIME, ON                            , 2006, AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

Special Transfer Instructions		Special Mailing Instructions

If you want your WESTERN SIZZLIN CORPORATION Common Stock and any refund check to be issued in ANOTHER NAME, fill in this section with the information for the NEW account name.	Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Name of Guarantor – Please Print)	Address (Number and Street)

(City, State & ZIP Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)		(City, State & ZIP Code)

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

1              Sign and date Box 1 and include your daytime phone number.

2                                            PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN.

3                                            Place an ☒ in the box and fill in the number of whole shares of Common Stock you wish to subscribe for under your Basic Subscription

4                                            Place an ☒ in the box and fill in the number of whole shares of Common Stock you wish to oversubscribe for under your Oversubscription Privilege (not to exceed the number of shares subscribed for through the Basic Subscription Privilege).

5                                            Rights card and calculation section for determining your Basic/Oversubscription Privileges.

6                                            If you want your Western Sizzlin Corporation Common Stock and any refund check to be issued in another name, complete the Special Transfer Instructions in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

7                                            Fill in Box 7 if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OR OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M.,                TIME, ON                     , 2006, AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

THIS AGREEMENT IS GOVERNED BY DELAWARE LAW.